EXHIBIT 99.1

This statement on Form 3 is filed jointly by each of the undersigned. The principal business address of each of these reporting persons is 99 Wall Street, Suite 460, New York, NY 10005.

Name of Designated Filer: KnightSwan Sponsor LLC

Date of Event Requiring Statement: January 20, 2022

Issuer Name: KnightSwan Acquisition Corporation (KNSW)

KnightSwan Sponsor LLC

By:	/s/ Brandee Daly
Name:	Brandee Daly
Title:	Chief Executive Officer

By:	/s/ Brandee Daly
Name:	Brandee Daly

By:	/s/ Teresa Carlson
Name:	Teresa Carlson